Exhibit 10.1

EXECUTION COPY

COMMITMENT AGREEMENT

This Commitment Agreement (this “Agreement”), dated as of February 23, 2004, is entered into by and among Oglebay Norton Company, an Ohio corporation (the “Company”), holders of Subordinated Notes (as defined herein) signatories hereto and any other holders of Subordinated Notes that become a party hereto (each, a “Noteholder” and, collectively, the “Noteholders”) and certain third party accredited investors signatory hereto (the “Third Party Investors,” and together with the Noteholders, the “Subscribers”).

PRELIMINARY STATEMENTS

A. The Company and its subsidiaries propose to consummate a plan of reorganization (the “Plan”) in cases filed under chapter 11 of title 11 of the United States Code (the “Chapter 11 Cases”), on terms and conditions consistent in all material respects with this Agreement, the Silver Point Commitment Letter (defined below) and the Term Sheet (defined below)(the “Restructuring Terms”).

B. Contemporaneously with the execution of this Agreement, Silver Point Finance, LLC (“Silver Point”) and the Company have entered into a letter agreement pursuant to which Silver Point has committed to provide a $305,000,000 debtor-in-possession and exit financing (the “DIP/Exit Facility”) to the Company (the “Silverpoint Commitment Letter”).

C. Under the terms and upon the effective date of the Plan, (i) existing classes of equity in the Company and interests therein will be cancelled and the holders thereof will receive the treatment provided for in the Term Sheet, and (ii) the Company’s 10% Senior Subordinated Notes due 2009 (the “Subordinated Notes”) will be cancelled and the Company will, in exchange therefor, issue shares of common stock (the “Common Stock”). The holders of the Subordinated Notes will have the right to subscribe for shares of convertible preferred stock of the reorganized Company (the “Preferred Shares”) having the rights and preferences set forth in the Term Sheet attached hereto as Exhibit A (the “Term Sheet”). The Subscribers believe that the MLO earn-out contract claims under the Interest Purchase Agreement among the Company, Johnson Mining Inc., The Cary Mining Company Inc., Michigan Minerals Associates, Inc, and Michigan Limestone Operations Limited Partnership, dated April 14, 2000 (the “MLO Contract”), should be rejected, provided that the Company will retain its ability to seek assumption of such claims either through the Plan or by assumption motion and, provided, further that the Requisite Subscribers (defined below) may terminate this Agreement if they do not approve such assumption.

D. Under the terms of the Plan, the Company will implement, among other things, an offering (the “Offering”) registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company will extend to holders of the Subordinated Notes and the Third Party Investors the right to purchase Preferred Shares for an aggregate purchase price of $80 million.

E. The Noteholders hold the principal amount of Subordinated Notes set forth opposite their respective names on the signature pages to this Agreement, which represents 40.3% of the aggregate amount of Subordinated Notes outstanding.

F. The proceeds from the issuance of the Preferred Shares will be used to fund the redemption of the Company’s outstanding Senior Secured Notes due 2008 (the “Senior Notes”) pursuant to the Plan as set forth in this Agreement, the Term Sheet and the Silver Point Commitment Letter.

STATEMENT OF AGREEMENT

In consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Commitments; Purchase Price.

(a) Each Noteholder agrees to subscribe for and purchase that number of Preferred Shares having an aggregate Purchase Price (defined below) equal to such Noteholder’s pro rata share of the total number of Preferred Shares issuable pursuant to the Offering based on such Noteholders respective beneficial ownership of the total amount of outstanding Subordinated Notes (the “Basic Commitment Amount”). In addition, each Noteholder and each Third Party Investor agrees to subscribe for and purchase (the “Standby Commitment”) Preferred Shares issuable pursuant to the Offering that are not subscribed for and purchased by holders of the Subordinated Notes other than the Noteholders (“Unsubscribed Shares”) having an aggregate Purchase Price (the “Standby Commitment Amount”) determined as follows: (i) each Noteholder’s Standby Commitment shall equal up to that number of Unsubscribed Shares having an aggregate Purchase Price equal to the difference between (x) such Noteholder’s Commitment Amount set forth opposite its name on the signature page of this Agreement and (y) such Noteholder’s Basic Commitment Amount; and (ii) each Third-Party Investor’s Standby Commitment shall equal up to that number of Unsubscribed Shares having an aggregate Purchase Price equal to such Third-Party Investor’s Commitment Amount set forth opposite its name on the signature page of this Agreement. If the aggregate Purchase Price of the Unsubscribed Shares is less than the aggregate Standby Commitment Amounts of the Noteholders and Third-Party Investors, the Unsubscribed Shares shall be allocated to the Noteholders and the Third-Party Investors pro rata based upon the amounts of their respective Standby Commitment Amounts. For the avoidance of doubt, in no event shall any Subscriber be obligated to purchase Preferred Shares for an aggregate Purchase Price in excess of such Subscriber’s Commitment Amount.

(b) The purchase price of the Preferred Shares sold to the Subscribers pursuant to this Agreement shall be at the price and terms offered to the offerees pursuant to the Offering (the “Purchase Price”), provided that the aggregate gross Purchase Price for all Preferred Shares offered and sold to the Subscribers shall not exceed $80 million (unless otherwise agreed to by the Subscribers after good faith negotiations with the Company).

(c) Use of Proceeds. All proceeds from the issuance and sale of the Preferred Shares will be applied by the Company to the redemption of the Senior Notes.

2. Registration of Shares. The offer and sale of the Preferred Shares will be registered under the Securities Act. The Company agrees to promptly seek the approval of the Bankruptcy Court for the Offering and, unless waived by Subscribers representing two-thirds of the aggregate Commitment Amounts pursuant to this Agreement (the “Requisite Subscribers”), to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement under the Securities Act with respect to the Offering of the Preferred Shares (the “Registration Statement”) as soon as practicable after the filing of its petition in the Chapter 11 Cases and to use its best efforts to cause the Registration Statement to become effective as soon as possible thereafter and, in any event, prior to August 23, 2004 (or such other date as may be reasonably requested and agreed by the Requisite Subscribers). The Company will afford the Subscribers and their counsel and financial advisors the opportunity to review and comment on the Registration Statement and any amendments or supplements thereto prior to the filing thereof with the SEC. The terms and conditions of the Offering shall be consistent with the Restructuring Terms, including the deposit of the Purchase Price and stock certificates representing the Preferred Shares in escrow until the Effective Date or termination of the Plan.

3. Consideration for the Commitments; Satisfaction of the Commitment.

(a) In consideration for the Commitments, each Subscriber that is a Noteholder will be entitled to receive a fee, payable in cash on the Effective Date of the Plan, equal to (i) two percent (2%) of its Basic Commitment Amount and (ii) five percent (5%) of its Standby Commitment Amount, which payment shall be deemed to have been earned post-petition.

(b) In consideration for the Commitments, each Subscriber that is a Third Party Investor will be entitled to receive a fee, payable in cash on the Effective Date of the Plan, equal to five percent (5%) of such Third Party Investor’s Commitment Amount, which payment shall be deemed to have been earned post-petition.

(c) The Company shall pay the reasonable fees and out-of-pocket expenses of Jefferies & Company, Inc., the Subscribers’ financial advisor, and Stroock & Stroock & Lavan LLP, the Subscribers’ legal counsel, concurrently with the purchase of the Preferred Shares by the Subscribers.

(d) The Subscribers may, in their sole discretion, satisfy their respective Commitments directly and/or indirectly through one or more of their respective affiliates, separate accounts within their control, or investment funds under their or their respective affiliates’ management; provided, however, any such non-Subscriber entities shall be required to make the representations and warranties set forth in Section 5(b) (solely with respect to their satisfaction of the Commitments) to the Company.

4. Representations and Warranties.

(a) On the date hereof and as of the Effective Date, the Company represents and warrants to the Subscribers as follows:

(i) The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Ohio. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company. The Company has all requisite corporate power and authority to own, operate, and lease its properties and carry on its businesses as now conducted.

(ii) Each of the subsidiaries of the Company is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. All of the outstanding shares of capital stock of each of the Company’s subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by the Company or another wholly-owned subsidiary of the Company (other than director’s qualifying shares).

(iii) The Company has the requisite corporate power and authority to execute and deliver this Agreement. This Agreement, the Plan, and the consummation and performance by the Company of the transactions contemplated by this Agreement and the Plan have been or will be duly authorized by all requisite corporate action. The Company has duly executed and delivered this Agreement. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effectiveness of the Plan and except as the enforceability of this Agreement may otherwise be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement, of creditors’ rights generally, public policy and general equitable principles.

(iv) The execution, delivery and performance of this Agreement and the definitive documents implementing, achieving and relating to the Restructuring Terms (the “Definitive Documents”) by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been or will be as of the Effective Date of the Plan, duly and validly authorized by all necessary corporate action on the part of the Company and all required approvals of the Bankruptcy Court.

(v) The execution and delivery of this Agreement by the Company does not, and upon the effectiveness of the Plan, the consummation by the Company of the transactions contemplated hereby will not: (A) conflict with or violate the Certificate of Incorporation, bylaws or other organizational documents of the Company; (B) to the best of the Company’s knowledge, conflict with or violate any law, order or agreement applicable to the Company or by which any property or asset of the Company is bound or affected; or (C) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the loss of a benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, cancellation of, or result in the creation of a lien on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected, except, in the case of clauses (B) and (C), for any such conflicts, violations, breaches, defaults, events, losses, payments, cancellations, encumbrances, or other occurrences that would not, individually or in the aggregate, have material adverse effect to the Company’s operations.

(vi) Except for the failure to pay interest when due on the Subordinated Notes and defaults under certain of its other indebtedness, to the best of the Company’s knowledge, the Company is not in conflict with, or in default or violation of, any law, order, or agreement applicable to the Company or by which any property or asset of the Company is bound or affected, except for such conflicts, defaults, or violations that are not, individually or in the aggregate, material to the Company.

(vii) No representation or warranty of the Company contained in this Agreement, and no statement relating to the Company contained in any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement, the Restructuring Terms or the Plan contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

(b) Each Subscriber represents and warrants to the Company solely with respect to itself as follows:

(i) Such Subscriber is duly organized, validly existing, and in good standing under the laws of the state of its organization.

(ii) Such Subscriber has all requisite power and authority to execute and deliver this Agreement, and all requisite power, authority and financial ability to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite action of such Subscriber. Such Subscriber has duly executed and delivered this Agreement. This Agreement is valid and legally binding obligation of such Subscriber, enforceable against the Subscriber in accordance with its terms, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, public policy and general equitable principles.

(iii) The execution and delivery of this Agreement by such Subscriber does not, and the consummation by such Subscriber of the transactions contemplated hereby will not, (A) conflict with or violate the applicable organizational documents of such Subscriber; (B) conflict with or violate any law, order or agreement applicable to such Subscriber; or (C) result in a breach of any contract, agreement or instrument by which such Subscriber is bound, except in the case of clauses (B) and (C) for any such conflicts, violations, breaches, defaults, events, losses, payments, cancellations, encumbrances, or other occurrences that are not, individually or in the aggregate, material to such Noteholder.

5. Additional Covenants.

(a) DIP/Exit Facility. The Company shall (i) continue its negotiation of the DIP/Exit Facility with Silver Point in ongoing consultation with the Subscribers, (ii) shall execute definitive agreements regarding the DIP/Exit Facility not inconsistent with the Silver Point Commitment Letter and otherwise acceptable in form and substance to the Subscribers (the “Definitive DIP/Exit Documents”) and (iii) shall comply with all covenants under the Definitive DIP/Exit Documents as in effect on the date of the final DIP/Exit order.

(b) No Solicitation. Without the prior written consent of the Requisite Subscribers, the Company shall not, directly or indirectly, through an officer, director, employee, representative or agent of the Company or its affiliates, and shall not permit any such officer, director, employee, representative or agent to seek, solicit, encourage or initiate (including by way of furnishing information, except to the extent the Company is advised by its counsel that it is required to do so to comply with its fiduciary duties) any inquiries or proposals regarding, or participate in negotiations or discussions concerning, any plan, proposal or offer of reorganization, restructuring or alternative financing other than the Plan or the Restructuring Terms (any of the foregoing inquiries or proposals being referred to herein as an “Alternative Proposal”), provided, however, that the Company may continue to engage in its ongoing negotiation of the Silver Point Commitment Letter in accordance with subsection (a) of this Section. Nothing in this Section shall prevent the Company, its affiliates and their respective officers and directors from taking any action in connection with an Alternative Proposal to the extent required to comply with its fiduciary obligations as set forth in Section 17 of this Agreement or the Bankruptcy Code.

(c) The Company shall promptly notify the Subscribers upon the receipt of any Alternative Proposal, any modification of or amendment to any Alternative Proposal, or of any request for non-public information relating to the Company in connection with an Alternative Proposal by any person or entity that informs the Board that it is considering making, or has made, an Alternative Proposal. Such notice to the Subscribers shall be made orally and in writing, and shall indicate the identity of the person making the Alternative Proposal or intending to make an Alternative Proposal or requesting non-public information, the terms of any such Alternative Proposal or modification or amendment to an Alternative Proposal, and whether the Company is providing or intends to provide access to such non-public information. The Company shall also notify the Subscribers if it enters into negotiations concerning an Alternative Proposal.

(d) Except pursuant to court order, the Company shall not enter into a definitive agreement with respect to an Alternative Proposal (i) without the prior written consent, in their sole discretion, of the Requisite Subscribers or (ii) unless this Agreement has been terminated in accordance with Section 7 of this Agreement.

(e) The Company hereby covenants that it will promptly deliver to the Subscribers, and each Subscriber hereby covenants that it will promptly deliver to the Company and any other unaffiliated Subscriber, written notice of any matter, event or development that would (i) render any representation or warranty made by it herein inaccurate or incomplete in any respect or (ii) constitute or result in a breach by it of, or a failure by it to comply with, any covenant herein.

(f) The Company shall furnish the Subscribers with copies of all notices, documents and other deliveries that the Company furnishes to Silver Point pursuant to the terms of the Silver Point Commitment Letter and the definitive agreements relating to the DIP/Exit Facility. In addition, the Company will furnish the Subscribers with such information regarding itself and its subsidiaries as the Subscribers may reasonably request.

(g) The parties agree that in the event the Company seeks the assumption of the MLO Contract either through the Plan or by assumption motion, then the Requisite Subscribers may terminate the Agreement pursuant to Section 7(a) hereof in the event they do not provide their prior written consent to such assumption.

6. Conditions Precedent.

(a) The obligation of each Subscriber to perform its obligations hereunder shall be subject to the following conditions which can be waived only by the Requisite Subscribers:

(i) the fees and expenses referred to in Section 3(c) hereof shall have been paid in full;

(ii) the Company shall continue its negotiation of the DIP/Exit Facility with Silver Point and shall execute the Definitive DIP/Exit Documents consistent in all material respects with the Silver Point Commitment Letter and otherwise acceptable in form and substance to the Subscribers;

(iii) the Plan, containing terms and conditions consistent in all material respects with the Restructuring Terms, including the DIP/Exit Facility, and otherwise containing terms and conditions reasonably satisfactory to the Subscribers, shall have been confirmed by the Bankruptcy Court;

(iv) all general unsecured claims (other than the MLO Contract claim, unless the Requisite Subscribers agree that such claim may be assumed pursuant to Section 5(g) hereof) will pass through bankruptcy as unimpaired claims;

(v) the order of the Bankruptcy Court confirming the Plan (the “Confirmation Order”) shall be reasonably acceptable in form and substance to the Subscribers, shall have been entered by the Bankruptcy Court, and shall be a final order;

(vi) the Plan shall be consummated on terms consistent in all material respects with the Restructuring Terms, the disclosure statement, plan supplement documents and the Definitive Documents shall be in form and substance reasonably satisfactory to the Subscribers, and any modifications to the Plan or the Restructuring Terms on or after the date hereof shall be in form and substance reasonably acceptable to the Subscribers;

(vii) the representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the date hereof and the Effective Date, with the same force and effect as though made on and as of such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date, and the Company shall have performed or complied with, in all material respects, its covenants required to be performed or complied with under this Agreement (and the Company shall have delivered to the Subscribers a certificate signed by an authorized executive to the effect that each of the conditions specified in this subsection (a)(vi) is satisfied in all respects);

(viii) if applicable, any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated early;

(ix) 100% of the Preferred Shares are issued and sold pursuant to the Offering, this Agreement and the Term Sheet;

(x) the Registration Statement, if filed, shall have become effective and the issuance of the Preferred Shares issuable pursuant to the Offering and the shares of Common Stock issuable upon conversion thereof shall have been duly registered under the Securities Act;

(xi) the issuance of the shares of Common Stock to the holders of the Subordinated Notes in respect of the cancellation thereof in accordance with the Plan shall be exempt from the registration requirements of the Securities Act by virtue of Section 1145 of the Bankruptcy Code; and

(xii) the Company shall have entered into customary registration rights agreement with any Subscribers or other persons who may be deemed to be underwriters providing demand and piggy-back registration rights, subject to customary restrictions, and a stockholders agreement reasonably satisfactory in form and substance to the Requisite Subscribers.

(b) The obligation of the Company to perform its obligations hereunder shall be subject to the following conditions:

(i) the Bankruptcy Court shall have entered an order authorizing the Company to file the Registration Statement;

(ii) the Plan, in a form consistent in all material respects with the Restructuring Terms, shall have been confirmed by the Bankruptcy Court;

(iii) the Confirmation Order shall have been entered by the Bankruptcy Court, and shall be a final order;

(iv) the representations and warranties of the Subscribers contained herein shall be true and correct in all material respects on and as of the date hereof and the Effective Date, with the same force and effect as though made on and as of such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date, and the Subscribers shall have performed or complied with, in all material respects, their covenants required to be performed or complied with under this Agreement; and

(v) if applicable, any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated early.

7. Termination.

(a) The Requisite Committed Noteholders shall be entitled to terminate this Agreement and their obligations hereunder by giving two (2) business days’ written notice thereof to the Company in the event (i) the Company materially breaches this Agreement, (ii) satisfaction of the conditions set forth in Section 6(a) does not occur, (iii) a default or an event of default occurs under the Definitive DIP/Exit Documents or the Silver Point Commitment Letter or the Definitive DIP/Exit Facility is otherwise terminated, (iv) the Company or its affiliates or their respective officers, directors, employees, representatives or agents shall seek, solicit, encourage or initiate (including, except as provided in Section 5(b) above, by way of furnishing information) any inquiries or proposals regarding, or participate in negotiations or discussions concerning any Alternative Proposal, (v) the Company shall enter into a definitive agreement with respect to an Alternative Proposal without the prior written consent, in their sole discretion, of the Requisite Subscribers, (vi) the Company seeks the assumption of the MLO Contract either through the Plan or by assumption motion without the prior written consent of the Requisite Subscribers, or (vii) the Restructuring Transaction is not completed by August 31, 2004 (each, a “Termination Event”).

(b) Within the two (2) business days’ notice period, each Termination Event may be (i) cured, if curable, by the Company or (ii) waived by the written agreement of the Requisite Subscribers.

(c) If a Termination Event occurs which is not cured or waived in accordance with subsection (b) above and written notice of termination is provided as specified in herein, this Agreement shall terminate and, except for rights of the Subscribers under Section 16, which shall survive such termination, no party hereto shall have any continuing liability or obligation to pay any other party hereunder; provided however, that the Company and the Subscribers shall have all of the rights and remedies available under applicable law, including under this Agreement, and no such termination shall relieve the Subscribers or the Company or any of their subsidiaries from liability for breach or non-performance of their respective obligations hereunder prior to the date of such termination, and provided further, that if (X) the Subscribers terminate this Agreement pursuant to subsection (a)(v) of this Section or (Y) this Agreement is terminated or rejected by the Company for any reason other than the material breach by the Subscribers and prior to such termination an Alternative Proposal has been pending or made which Alternative Proposal is entered into or consummated prior to the Effective Date, then the Subscribers will be entitled to receive from the Company a payment of the fees payable in cash to Subscribers pursuant to Sections 3(a) and 3(b) hereof, which payment shall be deemed to have been earned post-petition, and shall be made concurrently with the effectiveness of any plan of reorganization.

(d) The Company may terminate or reject this Agreement if the Subscribers materially breach this Agreement or, prior to entering into an agreement regarding an Alternative Proposal, provided that (i) the Board of Directors of the Company has determined in good faith

(based on the advice of its financial advisor and counsel) that the failure to take such action would be inconsistent with its fiduciary obligations set forth in Section 17 of this Agreement or under the Bankruptcy Code, (ii) the Company has given the Subscribers two (2) business days’ advance oral and written notice of the Company’s intention to enter into such an agreement and (iii) the Subscribers will be entitled to receive the fees payable pursuant to subsection (c) above.

8. Amendments; Release. This Agreement may not be modified, amended or supplemented except in a writing signed by the Company and the Requisite Subscribers. Following the amendment of this Agreement, any Subscriber that did not consent to such amendment shall be released from this Agreement and will thenceforth have no further rights or obligations hereunder (other than for liability arising from any breach hereof prior to such release).

9. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT OR PROCEEDING, MAY BE BROUGHT IN ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE NONEXCLUSIVE JURISDICTION OF EACH SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING. NOTWITHSTANDING THE FOREGOING CONSENT TO JURISDICTION, UPON THE COMMENCEMENT OF THE CHAPTER 11 CASES, EACH OF THE PARTIES AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

10. Headings. The headings of the Sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

11. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, administrators and representatives. The invalidity or unenforceability at any time of any provision hereof shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof.

12. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the parties hereto and no other person or entity shall be a third party beneficiary hereof.

13. Prior Negotiations; Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior negotiations with respect to the subject matter hereof, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties shall continue in full force and effect.

14. Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

15. Notices. All notices and other communications under this Agreement shall be in writing, sent contemporaneously to all of the parties hereto, and deemed given when delivered by hand or by facsimile during standard business hours (from 8:00 a.m. to 6:00 p.m.) at the place of receipt at the addresses and facsimile numbers set forth below, with a copy to each person identified thereon, provided that notices to the Subscribers shall be delivered at the addresses and facsimile numbers set forth below such Subscriber’s signature pages hereto, with a copy to:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, New York 10038

Phone: (212) 806-5400

Fax: (212) 806-6006

Attention: Wendell Adair and Christopher Donoho

If to the Company:

Oglebay Norton Company

North Point Tower

1001 Lakeside Avenue

Cleveland, Ohio 44114-1151

Phone: (216) 861-3300

Fax: (216) 861-2863

Attention: Chief Financial Officer

With a copy to:

Jones, Day, Reavis & Pogue

North Point

901 Lakeside Avenue

Cleveland, Ohio 44114

Phone: (216) 586-3939

Fax: (216) 579-0212

Attention: David G. Heiman

16. Survival. Notwithstanding the termination of this Agreement pursuant to Section 7, the agreements and obligations of the parties in Sections 9, 11, 12, and 13 shall survive such termination and shall continue in full force and effect for the benefit of the Noteholders in accordance with the terms hereof.

17. Fiduciary Duties. Notwithstanding anything to the contrary herein, nothing in this Agreement shall be construed so as to limit (a) the Company or any directors or officers of the Company from exercising, in such person’s sole discretion, its fiduciary duties arising from such person’s capacity as an officer or director of the Company under applicable law and the Bankruptcy Code, and the exercise, in such person’s sole discretion, of such fiduciary duties shall under no circumstances be deemed to constitute a breach of the terms of this Agreement, or (b) any Noteholder or representative of a Noteholder that becomes a member of a statutory committee established in the Chapter 11 Cases, pursuant to Section 1102 of the Bankruptcy Code, to from exercising in its sole discretion, its fiduciary duties arising from such person’s capacity as a statutory committee member, and the exercise, in the sole discretion of such Noteholder or representative thereof, of such fiduciary duties shall under no circumstances be deemed to constitute a breach of the terms of this Agreement (but such service on the statutory committee shall not otherwise affect the continuing validity or enforceability of this Agreement with respect to such statutory committee member in its individual capacity).

* * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Commitment Agreement to be executed as of the date first written above.

OGLEBAY NORTON COMPANY

By:	/s/ Julie Boland
Name:	Julie Boland
Title:	Vice President, Chief Financial Officer, and Treasurer

NOTEHOLDERS:

SUBSCRIBERS

Airlie Opportunity Fund, L.P.

By:	/s/ Adam Goodfriend	Principal Amount of Subordinated Notes Beneficially Owned: $3,705,000
Name:	Adam Goodfriend
Title:	Managing Director

Address:		Commitment Amount:
c/o Airlie Opportunity Fund, L.P.		$7,410,000
115 East Putnam Avenue
Greenwich, CT 06830		Commitment Fee:
Fax: (203) 661-0479		$281,580

Airlie Opportunity Fund Cayman, LTD

By:	/s/ Adam Goodfriend	Principal Amount of Subordinated Notes Beneficially Owned: $1,045,000
Name:	Adam Goodfriend
Title:	Managing Director

Address: c/o Airlie Opportunity Fund Cayman, LTD 115 East Putnam Avenue Greenwich, CT 06830 Fax: (203) 661-0479		Commitment Amount: $2,090,000 Commitment Fee: $79,420

Robert T. Clutterbuck Trust

By:	/s/ Robert T. Clutterbuck	Principal Amount of Subordinated Notes Beneficially Owned: $655,000
Name:	Robert T. Clutterbuck
Title:	Trustee

Address:		Commitment Amount:
Kensington Oval		$524,000
Rocky River, OH 44116
Fax: (440) 356-5259		Commitment Fee:
$10,480

Berlin Capital Growth, L.P.

By:	Berlin Financial, Ltd., its general partner	Principal Amount of Subordinated Notes
		Beneficially Owned:
By:	/s/ Thomas G. Berlin	$1,125,000
Name:	Thomas G. Berlin
Title:	Managing Member	Commitment Amount:
		$1,611,973
Address:
1325 Carnegie Avenue, Third Floor		Commitment Fee:
Cleveland, Ohio 44115		$53,599
Fax: (216) 623-1787

J George Investments LLC

By:	Berlin Financial, Ltd., its investment advisor	Principal Amount of Subordinated Notes
		Beneficially Owned:
By:	/s/ Thomas G. Berlin	$5,995,000
Name:	Thomas G. Berlin
Title:	Managing Member	Commitment Amount:
		$8,590,027
Address:
1325 Carnegie Avenue, Third Floor		Commitment Fee:
Cleveland, Ohio 44115		$285,621
Fax: (216) 623-1787

Stifel Nicolaus & Company, Incorporated		Principal Amount of Subordinated Notes
		Beneficially Owned:
By:	/s/ Ronald J. Kruszewski	$655,000
Name:	Ronald J. Kruszewski
Title:	Chairman and Chief Executive Officer	Commitment Amount:
		$524,000
Address:
501 N. Broadway		Commitment Fee:
St. Louis, MO 63102		$10,480
Fax: (314) 342-2115

Christopher R. Siegel

By:	/s/ Christopher R. Siegel	Principal Amount of Subordinated Notes Beneficially Owned:

Address:		$300,000
c/o Ingalls & Snyder LLC
61 Broadway		Commitment Amount:
New York, NY 10006		$740,000
Fax: (212) 269-4177
		Commitment Fee:
		$29,800

H. Sheppard Boone

By:	/s/ H. Sheppard Boone	Principal Amount of Subordinated Notes Beneficially Owned:

Address:		$400,000
c/o Ingalls & Snyder LLC
61 Broadway		Commitment Amount:
New York, NY 10006		$820,000
Fax: (212) 269-4177
		Commitment Fee:
		$31,400

Neil Janovic

By:	/s/ Neil Janovic	Principal Amount of Subordinated Notes Beneficially Owned:

Address:		$400,000
c/o Ingalls & Snyder LLC
61 Broadway		Commitment Amount:
New York, NY 10006		$320,000
Fax: (212) 269-4177
		Commitment Fee:
		$6,400

Adam Janovic

By:	/s/ Adam Janovic	Principal Amount of Subordinated Notes Beneficially Owned:

Address:		$150,000
c/o Ingalls & Snyder LLC
61 Broadway		Commitment Amount:
New York, NY 10006		$120,000
Fax: (212) 269-4177
		Commitment Fee:
		$2,400

Thomas Boucher

By:	/s/ Thomas Boucher	Principal Amount of Subordinated Notes Beneficially Owned:

Address:		$10,000
c/o Ingalls & Snyder LLC
61 Broadway		Commitment Amount:
New York, NY 10006		$540,000
Fax: (212) 269-4177
		Commitment Fee:
		$26,760

Thomas DiTosto

By:	/s/ Thomas DiTosto	Principal Amount of Subordinated Notes Beneficially Owned:

Address:		$320,000
c/o Ingalls & Snyder LLC
61 Broadway		Commitment Amount:
New York, NY 10006		$755,000
Fax: (212) 269-4177
		Commitment Fee:
		$30,070

Connecticut General Life Insurance

By:	/s/ Leon Meyers	Principal Amount of Subordinated Notes Beneficially Owned:
Name:	Leon Meyers
Title:	Senior Vice President	$2,000,000

Address:		Commitment Amount:
c/o Ingalls & Snyder LLC		$1,600,000
61 Broadway
New York, NY 10006		Commitment Fee:
Fax: (212) 269-4177		$32,000

Evan Janovic

By:	/s/ Evan Janovic	Principal Amount of Subordinated Notes Beneficially Owned:

Address:		$300,000
c/o Ingalls & Snyder LLC
61 Broadway		Commitment Amount:
New York, NY 10006		$240,000
Fax: (212) 269-4177
		Commitment Fee:
		$4,800
Ronald Altman

By:	/s/ Ronald Altman	Principal Amount of Subordinated Notes Beneficially Owned:

Address:		$500,000
c/o Ingalls & Snyder LLC
61 Broadway		Commitment Amount:
New York, NY 10006		$400,000
Fax: (212) 269-4177
		Commitment Fee:
		$8,000

John Dougherty

By:	/s/ John Dougherty	Principal Amount of Subordinated Notes Beneficially Owned:

Address:		$1,000,000
c/o Ingalls & Snyder LLC
61 Broadway		Commitment Amount:
New York, NY 10006		$1,800,000
Fax: (212) 269-4177
		Commitment Fee:
		$66,000

Ramer 1990 Living Trust

By:	/s/ Lawrence Ramer	Principal Amount of Subordinated Notes Beneficially Owned:
Name:	Lawrence Ramer
Title:	Trustee	$200,000

Address:		Commitment Amount:
c/o Ingalls & Snyder LLC		$160,000
61 Broadway
New York, NY 10006		Commitment Fee:
Fax: (212) 269-4177		$3,000

Ingalls & Snyder Value Partners, L.P.

By:	/s/ Thomas Boucher	Principal Amount of Subordinated Notes Beneficially Owned:
Name:	Thomas Boucher
Title:	General Partner	$8,700,000

Address:		Commitment Amount:
c/o Ingalls & Snyder LLC		$19,663,000
61 Broadway
New York, NY 10006		Commitment Fee:
Fax: (212) 269-4177		$774,350

Shannah Ferguson

By:	/s/ Shannah Ferguson	Principal Amount of Subordinated Notes Beneficially Owned:

Address:		$620,000
c/o Ingalls & Snyder LLC
61 Broadway		Commitment Amount:
New York, NY 10006		$496,000
Fax: (212) 269-4177
		Commitment Fee:
		$9,920

Theresa M. Foote

By:	/s/ Theresa M. Foote	Principal Amount of Subordinated Notes Beneficially Owned:

Address:		$400,000
c/o Ingalls & Snyder LLC
61 Broadway		Commitment Amount:
New York, NY 10006		$320,000
Fax: (212) 269-4177
		Commitment Fee:
		$6,400

Kenneth J. Foote IRA

By:	/s/ Kenneth J. Foote	Principal Amount of Subordinated Notes Beneficially Owned:
Name:	Kenneth J. Foote
		$100,000
Address:
c/o Ingalls & Snyder LLC		Commitment Amount:
61 Broadway		$80,000
New York, NY 10006
Fax: (212) 269-4177		Commitment Fee:
		$1,600

William Robert Thomas Trust

By:	/s/ Shirley A. Foote	Principal Amount of Subordinated Notes Beneficially Owned:
Name:	Shirley A. Foote
Title:	Trustee	$150,000

Address:		Commitment Amount:
c/o Ingalls & Snyder LLC		$120,000
61 Broadway
New York, NY 10006		Commitment Fee:
Fax: (212) 269-4177		$2,400

Abigail Foote Thomas Trust

By:	/s/ Shirley A. Foote	Principal Amount of Subordinated Notes Beneficially Owned:
Name:	Shirley A. Foote
Title:	Trustee	$200,000

Address:		Commitment Amount:
c/o Ingalls & Snyder LLC		$160,000
61 Broadway
New York, NY 10006		Commitment Fee:
Fax: (212) 269-4177		$3,200

Lynn Foote

By:	/s/ Lynn Foote	Principal Amount of Subordinated Notes Beneficially Owned:

Address:		$100,000
c/o Ingalls & Snyder LLC
61 Broadway		Commitment Amount:
New York, NY 10006		$500,000
Fax: (212) 269-4177
		Commitment Fee: $22,600

Steadfast LLC

By:	/s/ Steven M. Foote	Principal Amount of Subordinated Notes
Name:	Steven M. Foote	Beneficially Owned:
Title:	Manager	$100,000

Address:		Commitment Amount:
c/o Ingalls & Snyder LLC		$80,000
61 Broadway
New York, NY 10006		Commitment Fee:
Fax: (212) 269-4177		$1,600

Blythefield Farms LLC

By:	/s/ Kenneth J. Foote	Principal Amount of Subordinated Notes Beneficially Owned:
Name:	Kenneth J. Foote
Title:	Manager	$100,000

Address:		Commitment Amount:
c/o Ingalls & Snyder LLC		$80,000
61 Broadway
New York, NY 10006		Commitment Fee:
Fax: (212) 269-4177		$1,600

Richard Groenendyke

By:	/s/ Richard Groenendyke	Principal Amount of Subordinated Notes Beneficially Owned:

Address:		$120,000
c/o Ingalls & Snyder LLC
61 Broadway		Commitment Amount:
New York, NY 10006		$96,000
Fax: (212) 269-4177
		Commitment Fee: $1,920

Heritage Mark Foundation

By:	/s/ Kenneth J. Foote	Principal Amount of Subordinated Notes Beneficially Owned:
Name:	Kenneth J. Foote
Title:	Trustee	$2,300,000

Address:		Commitment Amount:
c/o Ingalls & Snyder LLC		$1,840,000
61 Broadway
New York, NY 10006		Commitment Fee:
Fax: (212) 269-4177		$36,800

Bradford Shingleton Trust

By:	/s/ Brad Shingleton	Principal Amount of Subordinated Notes Beneficially Owned:
Name:	Brad Shingleton
Title:	Trustee	$175,000

Address:		Commitment Amount:
c/o Ingalls & Snyder LLC		$140,000
61 Broadway
New York, NY 10006		Commitment Fee:
Fax: (212) 269-4177		$2,800

Elizabeth A. Shingleton Trust

By:	/s/ Shirley A. Foote	Principal Amount of Subordinated Notes Beneficially Owned:
Name:	Shirley A. Foote
Title:	Trustee	$100,000

Address:		Commitment Amount:
c/o Ingalls & Snyder LLC		$80,000
61 Broadway
New York, NY 10006		Commitment Fee:
Fax: (212) 269-4177		$1,600

Jennifer C. Shingleton Trust

By:	/s/ Shirley A. Foote	Principal Amount of Subordinated Notes Beneficially Owned:
Name:	Shirley A. Foote
Title:	Trustee	$100,000

Address:		Commitment Amount:
c/o Ingalls & Snyder LLC		$80,000
61 Broadway
New York, NY 10006		Commitment Fee:
Fax: (212) 269-4177		$1,600

Rebecca M. Shingleton Trust

By:	/s/ Shirley A. Foote	Principal Amount of Subordinated Notes Beneficially Owned:
Name:	Shirley A. Foote
Title:	Trustee	$75,000

Address:		Commitment Amount:
c/o Ingalls & Snyder LLC		$60,000
61 Broadway
New York, NY 10006		Commitment Fee:
Fax: (212) 269-4177		$1,200

Brad Shingleton

By:	/s/ Brad Shingleton	Principal Amount of Subordinated Notes Beneficially Owned:

Address:		$150,000
c/o Ingalls & Snyder LLC
61 Broadway		Commitment Amount:
New York, NY 10006		$120,000
Fax: (212) 269-4177
		Commitment Fee: $2,400

David Shuldiner

By:	/s/ David Shuldiner	Principal Amount of Subordinated Notes Beneficially Owned:

Address:		$75,000
c/o Ingalls & Snyder LLC
61 Broadway		Commitment Amount:
New York, NY 10006		$60,000
Fax: (212) 269-4177
		Commitment Fee:
		$1,200

Kenneth P. Singleton

By:	/s/ Kenneth P. Singleton	Principal Amount of Subordinated Notes Beneficially Owned:

Address:		$100,000
c/o Ingalls & Snyder LLC
61 Broadway		Commitment Amount:
New York, NY 10006		$80,000
Fax: (212) 269-4177
		Commitment Fee:
		$1,600

CFG Trust

By:	/s/ Cheryl F. Groenendyke	Principal Amount of Subordinated Notes
Name:	Cheryl F. Groenendyke	Beneficially Owned:
Title:	Trustee	$250,000

Address:		Commitment Amount:
c/o Ingalls & Snyder LLC		$200,000
61 Broadway
New York, NY 10006		Commitment Fee:
Fax: (212) 269-4177		$4,000

Martin L. Solomon

By:	/s/ Martin L. Solomon	Principal Amount of Subordinated Notes Beneficially Owned:

Address:		$150,000
c/o Ingalls & Snyder LLC
61 Broadway		Commitment Amount:
New York, NY 10006		$1,000,000
Fax: (212) 269-4177
		Commitment Fee:
		$46,400

WCI Steel, Inc. Defined Pension Benefit Plan
By:	Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.	Principal Amount of Subordinated Notes Beneficially Owned:
Name:	James P. Shanahan, Jr.
Title:	Manager	$100,000

Address:		Commitment Amount
c/o Banc One High Yield Partners, LLC		$80,000
8044 Montgomery Rd.
Suite 555		Commitment Fee:
Cincinnati, OH 45236		$1,600
Fax: (513) 985-3217

Legacy Aggressive High Yield Fund
By:	Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.	Principal Amount of Subordinated Notes Beneficially Owned:
Name:	James P. Shanahan, Jr.
Title:	Managing Director/General Counsel	$150,000

Address:		Commitment Amount:
c/o Banc One High Yield Partners, LLC		$120,000
8044 Montgomery Rd.
Suite 555		Commitment Fee:
Cincinnati, OH 45236		$2,400
Fax: (513) 985-3217

Southern UTE Permanent Fund
By:	Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.	Principal Amount of Subordinated Notes Beneficially Owned:
Name:	James P. Shanahan, Jr.
Title:	Manager	$151,000

Address:		Commitment Amount:
c/o Banc One High Yield Partners, LLC		$120,800
8044 Montgomery Rd.
Suite 555		Commitment Fee:
Cincinnati, OH 45236		$2,416
Fax: (513) 985-3217

Southern UTE Growth Fund
By:	Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.	Principal Amount of Subordinated Notes Beneficially Owned:
Name:	James P. Shanahan, Jr.
Title:	Manager	$90,000

Address:		Commitment Amount:
c/o Banc One High Yield Partners, LLC		$72,000
8044 Montgomery Rd.
Suite 555		Commitment Fee:
Cincinnati, OH 45236		$1,440
Fax: (513) 985-3217

Pacholder High Yield Fund, Inc.
By:	Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.	Principal Amount of Subordinated Notes Beneficially Owned:
Name:	James P. Shanahan, Jr.
Title:	Secretary	$2,250,000

Address:		Commitment Amount:
c/o Banc One High Yield Partners, LLC		$2,500,000
8044 Montgomery Rd.
Suite 555		Commitment Fee:
Cincinnati, OH 45236		$71,000
Fax: (513) 985-3217

One Group Income Bond Fund
By:	Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.	Principal Amount of Subordinated Notes Beneficially Owned:
Name:	James P. Shanahan, Jr.
Title:	Manager	$500,000

Address:		Commitment Amount:
c/o Banc One High Yield Partners, LLC		$400,000
8044 Montgomery Rd.
Suite 555		Commitment Fee:
Cincinnati, OH 45236		$8,000
Fax: (513)-985-3217

One Group High Yield Bond Fund
By:	Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.	Principal Amount of Subordinated Notes Beneficially Owned:
Name:	James P. Shanahan, Jr.
Title:	Manager	$4,250,000

Address:		Commitment Amount:
c/o Banc One High Yield Partners, LLC		$6,207,200
8044 Montgomery Rd.
Suite 555		Commitment Fee
Cincinnati, OH 45236		$208,360
Fax: (513)-985-3217

THIRD PARTY INVESTORS

John Stein

By:	/s/ John Stein	Commitment Amount: $1,000,000

Address:
507 Carew Tower		Commitment Fee:
Cincinnati, OH 45202		$50,000
Fax: (513)-241-1026

Steven N. Stein

By:	/s/ Steven N. Stein	Commitment Amount: $1,000,000

Address:
507 Carew Tower		Commitment Fee:
Cincinnati, OH 45202		$50,000
Fax: (513) 241-1026

Robert L. Gipson

By:	/s/ Robert L. Gipson	Commitment Amount: $3,000,000

Address:
c/o Ingalls & Snyder LLC		Commitment Fee:
61 Broadway		$150,000
New York, NY 10006
Fax: (212) 269-4177

Thomas L. Gipson

By:	/s/ Thomas L. Gipson	Commitment Amount: $3,000,000

Address:
c/o Ingalls & Snyder LLC		Commitment Fee:
61 Broadway		$150,000
New York, NY 10006
Fax: (212) 269-4177

Gator Investment Company

By:	/s/ Adam Janovic	Commitment Amount: $1,000,000
Name:	Adam Janovic
Title:	Member
Commitment Fee:
Address:		$50,000
c/o Ingalls & Snyder LLC
61 Broadway
New York, NY 10006
Fax: (212) 269-4177

Fledgling Associates LLC

By:	/s/ Edward Stern	Commitment Amount:
Name:	Edward Stern	$5,000,000
Title:	Manager

Address:		Commitment Fee:
c/o Ingalls & Snyder LLC		$250,000
61 Broadway
New York, NY 10006
Fax: (212) 269-4177

Nikolaos Monoyios

By:	/s/ Nikolaos Monoyios	Commitment Amount: $3,000,000

Address:
c/o Ingalls & Snyder LLC		Commitment Fee:
61 Broadway		$150,000
New York, NY 10006
Fax: (212) 269-4177

Exhibit A

Oglebay Norton Company (“ONCO”)

Recapitalization Term Sheet

Proposal by the Ad Hoc Committee of Holders of Oglebay Norton 10% Senior

Subordinated Notes

(the “Ad Hoc Committee”)

Existing Bank Creditors: ($250 million)	Receive cash at 100% of par value to be raised in debt by Reorganized ONCO from Silver Point Finance, LLC (“Silver Point”) pursuant to commitment letter dated February __, 2004 from Silver Point to ONCO (the “Silver Point Commitment”) providing for loans totaling $305 million on the terms set forth in Exhibit A thereto (the “Silver Point Facility”).

Existing Senior Secured Notes: ($75 million par)	Receive cash at 100% of par value, plus accrued interest (estimated to be $5 million as of 12/31/03) to the effective date (the “Effective Date”) of the ONCO plan of reorganization (the “Plan”). To be funded with proceeds of the sale of New Convertible Preferred Stock (as defined below).

Existing Senior Subordinated Notes: ($100 million)	Holders of the 10.0% Senior Subordinated Notes (the “10% Notes”) (and, if applicable, the MLO earn-out claim and any other general unsecured claims that do not pass through bankruptcy as unimpaired claims) shall receive freely tradeable shares of New Common Stock of Reorganized ONCO resulting in 100% pro forma ownership prior to dilution from the New Convertible Preferred Stock, the Management Options and the Warrants (each as defined below). In addition, the 10% Noteholders will have preemptive rights to subscribe for their pro rata share (based on their respective beneficial ownership of 10% Notes) of the New Convertible Preferred Stock which shall have an aggregate liquidation preference of $80 million and be convertible into shares of New Common Stock (“New Convertible Preferred Stock”) resulting in 70% ownership before dilution for the Management Options and the Warrants.

Existing Equity:	As part of the Plan, holders of the existing equity shall receive warrants (the “Warrants”) exercisable for 30 days after the Effective Date to buy New Common Stock in an aggregate amount of $5 million at a price equal to the Conversion Price (as defined below) for the New Convertible Preferred Stock.

General Unsecured, Asbestos and Silica Claims:	Provided there are no material changes from the facts as represented by ONCO with respect to asbestos and silica claims, all general unsecured, executory contracts, asbestos and silica claims will pass through bankruptcy as unimpaired claims; provided, however, that the Company may seek the assumption of the MLO earn-out contract either through the Plan or by assumption motion, provided that two-thirds in amount of the Committed Noteholders and the New Investors may terminate the Commitment Agreement if they do not consent to such assumption. If the MLO earn-out contract claim is rejected, its holders will receive New Common Stock as described above.

Offering of New Convertible Preferred Stock:

Subject to obtaining Bankruptcy Court approval, the Company will file a registration statement under the Securities Act of 1933, as soon as practicable after the filing of the Chapter 11 petition (the “Petition Date”) covering $80 million face amount of New Convertible Preferred Stock to be offered to the 10% Noteholders and third-party accredited investors (“New Investors”); 10% Noteholders to have pre-emptive right to subscribe for their pro rata share of the New Convertible Preferred Stock based on their respective beneficial ownership of 10% Notes; ONCO to use its best efforts to have the registration statement declared effective as soon as possible and in any event prior to August 23, 2004. The aggregate gross purchase price for all New Convertible Preferred Stock shall not exceed $80 million (unless otherwise agreed to by the Subscribers after good faith negotiations with the Company) and proceeds of sale of New Convertible Preferred Stock will be held in escrow until the Effective Date of the Plan.

This provision may be waived by the mutual agreement of Oglebay and two-thirds in amount of the Committed Noteholders and the New Investors.

Preferred Stock Commitments:	Certain of the existing 10% Noteholders (the “Committed Noteholders”) shall agree to exercise their subscription rights for their pro rata shares of the New Convertible Preferred Stock (the “Basic Commitments”) and, together with New Investors, shall agree to purchase additional shares not subscribed for by other 10% Noteholders in amounts set forth opposite their respective signatures to the Commitment Agreement to which this Term Sheet is attached (the “Standby Commitments”).

Commitment Fees:	All Committed Noteholders will receive a 2% fee for New Convertible Preferred Stock which they are committed to acquire pursuant to their respective Basic Commitments and the Committed Noteholders and New Investors will receive a 5% fee for all New Convertible Preferred Stock they are committed to acquire pursuant to their respective Standby Commitments. All fees to be paid in cash on Effective Date.

Conditions:	As set forth in the Commitment Agreement, among the Company, the Committed Noteholders and the New Investors, to which this Term Sheet is attached.

New Convertible Preferred Stock:

Liquidation Preference:	$80 million, plus accrued and unpaid dividends

Dividend:	The greater of (i) 10% annual rate or (ii) 200 basis points over the highest applicable interest rate payable on the Silver Point Facility, set as of the Effective Date, paid-in-kind quarterly for first 3 years; paid in cash quarterly thereafter.

Voting:	Votes on all matters together with the New Common Stock on an as-converted basis; elects four of seven member Board (subject to reduction as Preferred Shares are converted to New Common Stock); has class vote as provided in Articles of Reorganized ONCO and as required by applicable law.

Ranking:	Senior to all classes and series of Reorganized ONCO preferred and common stock, but junior to the Silver Point Facility and all bank debt and vessel loans.

Conversion Price:	Price to be determined resulting in 70% ownership before dilution for Management Options.

Conversion Rights:	Convertible at any time, at the option of the holder, on or after the date of issuance.

Optional Redemption Rights:	Non-callable for the first 12 months; callable thereafter (i) for the second 12 months @ 110% of par, for the third 12 months at 108% of par, for the fourth 12 months at 106% of par and thereafter at 104% of par if in each case the common stock trades at or above an average of 120% of the Conversion Price for 20 consecutive trading days provided that the average daily trading volume is at or above 5% of the outstanding common stock during such period.

Board:	Seven member board in compliance with applicable laws and listing requirements:[1] four members will be appointed by the New Convertible Preferred Stockholders (subject to reduction as converted into New Common Stock); one member will be appointed by the existing Senior Subordinated Noteholders; two members will be appointed by the current board/management.

Other:	Traditional public company anti-dilution protections for New Convertible Preferred Stock.

Management Incentives:	Terms of Management Options and employment agreements to be provided for in the Plan subject to prior approval by two-thirds in amount of the Committed Noteholders and New Investors.

[1]	Reorganized ONCO will be a public company and intends to seek listing of the New Common Stock and the New Convertible Preferred Stock on NASDAQ or NYSE.